Federal Signal Q1 2025 Earnings Call April 30, 2025 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Felix Boeschen, VP, Corporate Strategy & Investor Relations

Safe Harbor This presentation contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward- looking statements regardless of new developments or otherwise. Statements in this presentation that are not historical are forward-looking statements. Forward-looking statements should not be relied upon as a predictor of actual results. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic and political uncertainty, risks and adverse economic effects associated with geopolitical conflicts including tariffs and other trade conflicts, legal and regulatory developments, foreign currency exchange rate changes, inflationary pressures, product and price competition, supply chain disruptions, availability and pricing of raw materials, interest rate changes, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, work stoppages, increases in pension funding requirements, cybersecurity risks, increased legal expenses and litigation results, and other risks and uncertainties described in filings with the Securities and Exchange Commission (SEC). This presentation also contains references to certain non-GAAP financial information. Such items are reconciled herein, in our earnings news release provided as of the date of this presentation or in other investor materials filed with the SEC. 2

Q1 Highlights ** 3 • Net sales of $464 M, up $39 M, or 9% • Organic growth of $28 M, or 7% • Operating income of $65.7 M, up $11.4 M, or 21% • Adjusted EBITDA* of $85.1 M, up $14.5 M, or 21% • Adjusted EBITDA margin* of 18.3%, vs. 16.6% • GAAP Diluted EPS of $0.75, down $0.09, or 11% • $13 M discrete tax benefit was recognized in Q1 2024 in connection with favorable resolution of IRS audit of amended tax returns for 2015-2018 (benefit excluded in determining Q1 2024 Adjusted EPS*) • Adjusted EPS* of $0.76, up $0.12, or 19% • Record orders of $568 M, up $65 M, or 13% • Record backlog of $1.1 B, up $3 M * Non-GAAP financial measure. See appendix for additional information on non- GAAP measures, including reconciliation to GAAP measures ** Comparisons versus Q1 of 2024

4 Group and Corporate Results $ millions, except % Q1 2025 Q1 2024 % Change Orders 480.1 427.7 12% Net sales 387.4 354.0 9% Operating income 59.7 51.7 15% Operating margin 15.4% 14.6% Adjusted EBITDA* 77.5 66.5 17% Adjusted EBITDA margin* 20.0% 18.8% Orders 87.8 75.0 17% Net sales 76.4 70.9 8% Operating income 15.8 13.8 14% Operating margin 20.7% 19.5% Adjusted EBITDA* 16.8 14.8 14% Adjusted EBITDA margin* 22.0% 20.9% Corporate expenses 9.8 11.2 -13% Consolidated Orders 567.9 502.7 13% Net sales 463.8 424.9 9% Operating income 65.7 54.3 21% Operating margin 14.2% 12.8% Adjusted EBITDA* 85.1 70.6 21% Adjusted EBITDA margin* 18.3% 16.6% Environmental Solutions Group Safety and Security Systems Group * Non-GAAP financial measure. See appendix for additional information on non- GAAP measures, including reconciliation to GAAP measures

Consolidated Statement of Operations 5 $ millions, except % and per share Q1 2025 Q1 2024 $ Change % Change Net sales 463.8$ 424.9$ 38.9$ 9% Cost of sales 333.0 308.9 24.1 8% Gross profit 130.8 116.0 14.8 13% SEG&A expenses 60.2 57.2 3.0 5% Amortization expense 4.3 3.6 0.7 19% Acquisition and integration-related expenses, net 0.6 0.9 (0.3) -33% Operating income 65.7 54.3 11.4 21% Interest expense, net 3.0 3.2 (0.2) -6% Other expense, net 0.7 0.2 0.5 250% Income tax expense (benefit) 15.7 (0.7) 16.4 -2343% Net income 46.3 51.6 (5.3) -10% Diluted EPS 0.75$ 0.84$ (0.09)$ -11% Adjusted EPS* 0.76$ 0.64$ 0.12$ 19% Gross Margin 28.2% 27.3% SEG&A expenses as a % of net sales 13.0% 13.5% Effective tax rate 25.3% -1.4% * Non-GAAP financial measure. See appendix for additional information on non- GAAP measures, including reconciliation to GAAP measures

6 Adjusted Earnings per Share * * Non-GAAP financial measure. See appendix for additional information on non-GAAP measures. ($ in millions) 2025 2024 Net income, as reported 46.3$ 51.6$ Add (less): Income tax expense (benefit) 15.7 (0.7) Income before income taxes 62.0 50.9 Add: Acquisition and integration-related expenses, net 0.6 0.9 Purchase accounting effects (1) 0.3 - Adjusted income before income taxes 62.9 51.8 Adjusted income tax expense (2) (3) (15.9) (12.3) Adjusted net income 47.0$ 39.5$ Diluted EPS, as reported 0.75$ 0.84$ Adjusted EPS 0.76$ 0.64$ Three Months Ended March 31, (1) Purchase accounting effects in the three months ended March 31, 2025 relate to adjustments to exclude the step-up in the valuation of inventory acquired in connection with acquisitions that was sold subsequent to the acquisition date and the depreciation of the step-up in the valuation of rental equipment acquired in the Standard Equipment Company transaction, where applicable. Such costs are included as a component of Cost of sales on the Condensed Consolidated Statements of Operations. (3) Adjusted income tax expense for the three months ended March 31, 2024 was recomputed after excluding the tax impacts of acquisition and integration-related expenses, net. Adjusted income tax expense for the three months ended March 31, 2024 also excludes a $13.0 million discrete tax benefit recognized in connection with the amendment of certain federal tax returns to claim a worthless stock deduction. (2) Adjusted income tax expense for the three months ended March 31, 2025 was recomputed after excluding the tax impacts of acquisition and integration-related expenses, net, and purchase accounting effects.

# Financial Strength and Flexibility *

| | |
|---|---|
| **Strong capital structure** | • Cash and cash equivalents of $57.5 M<br>• Net debt of ~$220 M **<br>• In October 2022, executed a five-year, $800 M revolving credit facility, with opportunity to increase further by the greater of (i) $400 M or (ii) 100% of TTM consolidated EBITDA, subject to lenders approval<br>• ~$509 M of availability under revolving credit facility<br>• Net debt leverage remains low<br>• Compliant with all covenants with significant headroom |
| **Healthy cash flow and access to cash facilitate organic growth investment, M&A and cash returns to stockholders** | • Generated ~$37 M of cash from operations in Q1 2025, up from ~$5 M, or 17%, from Q1 2024<br>• Completed acquisition of HOG Technologies in February 2025 for initial payment of ~$82 M<br>• Anticipating cap ex of $40 M - $50 M in 2025<br>• Paid $8.6 M for dividends, reflecting increased dividend of $0.14 per share; recently declared similar $0.14 per share dividend for Q2 2025<br>• During Q1, repurchased ~251k shares for ~$19.7 M *(average price of $78.51)*; ~$27 M remained under authorized repurchase program at the end of Q1<br>• Additional ~$20 M of share repurchases so far in April 2025 *(Q2 activity)*<br>• Board recently approved additional $150 M share repurchase program *(~3.5% of current market capitalization)* |

FEDERAL SIGNAL

** Dollar amounts as of, or for the quarter ending 3/31/2025, unless otherwise noted*

*** Net debt is a non-GAAP measure and is computed as total debt of $277.0 M, less total cash and cash equivalents of $57.5 M*

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# CEO Remarks – Q1 Performance

- Outstanding execution by both groups contributed to a record-setting Q1 across net sales, adjusted EPS, orders, and backlog
- Environmental Solutions Group highlights:
  - YoY net sales growth of 9%; 17% increase in adjusted EBITDA
  - Aftermarket revenues up 11% YoY, equating to ~26% of ESG sales
  - Double-digit organic growth in net sales of road-marking equipment and dump truck bodies
  - Recent acquisitions contributed to YoY net sales growth with Standard Equipment contributing ~$6 M of incremental net sales, and Hog adding ~$5 M of net sales in ~6 weeks
- Safety and Security Group highlights:
  - YoY net sales growth of 8% YoY, driven by higher sales of public safety equipment
  - 110-basis point YoY increase in adjusted EBITDA margin
- Generated $37 M of cash from operations, up 17% YoY
  - Continue to target 100% cash conversion* on annual basis

FEDERAL SIGNAL

** Computed as net cash provided by operating activities divided by net income.*

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CEO Remarks – Market Conditions 9 • Demand for our products remains strong, as evidenced by record Q1 orders of $568 M, up 13% YoY  Q1 orders include acquisition of Hog’s backlog (~$21 M)  Q1 orders, excluding Hog’s acquired backlog, up 9% YoY • Q1 backlog at ~$1.10 B, up <1% YoY, and up ~11% vs. Q4; provides visibility to rest of 2025 and into 2026 for certain key product lines • Publicly funded orders increased high single-digits YoY  Led by strength in public safety equipment and domestic street sweepers • Industrial orders increased double-digits YoY  Led by strength in dump truck bodies, safe-digging trucks, and road- marking equipment • 75%+ of YoY growth in net sales of dump truck bodies derived from conquest customers • Record quarterly SSG order intake of $88 M in Q1 (+17% YoY); record backlog of $69 M

# CEO Remarks – Internal Initiatives

**Tariff Impacts and Mitigation Actions**

- Supply chains are localized to the regions and countries that we serve
  - Largely manufacture in country for country
- 95%+ of our direct supplies are sourced from North America, primarily U.S.
- Components directly sourced from China represent <1% of cost of sales
- SSG business began insourcing componentry from Asia several years ago; including multi million-dollar investment in 3 printed circuit board (PCB) manufacturing lines
- Currently evaluating the acceleration of several other insourcing opportunities within SSG
- Plan to mitigate indirect exposure from tariffs via a combination of supply chain optimization and proactive price/cost management
- Flexible N.A. manufacturing footprint provides optionality should tariffs change
- Have not seen material changes in customer behavior to date due to tariffs

**New Product Development**

- Harnessing the power of our platform to drive competitive advantages across new product development; accelerating those efforts
- Two major NPD initiatives creating meaningful market share opportunities within ESG and SSG

**Dealer Optimization Strategy**

- Completed exclusive dealer territory re-assignments in Q1 across several states
- Selected 5 third-party dealers that have a combined ~250 years experience representing Federal Signal equipment in municipal end-markets (sewer cleaners, street sweepers, multi-purpose maintenance vehicles)



SSG UP: PCB Manufacturing Lines



Elgin RegenX Air Sweeper


Perimeter Coverage
25 foot

Pathfinder® Perimeter Breach Warning System

FEDERAL SIGNAL

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Raising 2025 Financial Outlook 11 • Raising Full-Year Adjusted EPS1 Outlook to a new range of $3.63 to $3.90 • Increased from the prior range of $3.60 to $3.90 • At the midpoint, new range would represent another year of double-digit growth, and the highest EPS level in our history • Full-year net sales of $2.02 B to $2.10 B • Would represent YoY growth of 9% - 13% • Double-digit improvement in pre-tax earnings • Capital expenditures of $40 M to $50 M Assumptions • Interest expense of ~$13 M - $14 M, without additional M&A • Other expense up ~$1.5 M YoY, due to higher non-operating pension costs • Effective tax rate of 25% - 26%, excluding discrete items • ~62 M weighted average shares outstanding • Depreciation and amortization expense of ~$74 M - $77 M • Assumes current trade agreements and recently-announced tariff policies remain in place 1. Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP net income and diluted EPS. In the three months ended March 31, 2025 and 2024, we made adjustments to exclude the impact of acquisition and integration-related expenses, net, purchase accounting effects, and certain special income tax items, where applicable. In prior years, we have also made adjustments to exclude the impact of environmental remediation costs of a discontinued operation, pension-related charges, and certain other unusual or non- recurring items. Should any similar items occur in the remainder of 2025, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

Federal Signal Q1 2025 Earnings Call 12 Q&A April 30, 2025 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Felix Boeschen, VP, Corporate Strategy & Investor Relations

Investor Information Stock Ticker - NYSE:FSS Company website: federalsignal.com/investors HEADQUARTERS 1333 Butterfield Road, Suite 500 Downers Grove, IL 60515 INVESTOR RELATIONS CONTACTS 630-954-2000 Felix Boeschen VP, Corporate Strategy and Investor Relations fboeschen@federalsignal.com 13

Federal Signal Q1 2025 Earnings Call 14 Appendix

Non-GAAP Measures 15 • Adjusted net income and earnings per share (“EPS”) - The Company believes that modifying its 2025 and 2024 net income and diluted EPS provides additional measures to assist it in comparing its performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes are not representative of its underlying performance and to improve the comparability of results across reporting periods. During the three months ended March 31, 2025 and 2024 adjustments were made to reported GAAP net income and diluted EPS to exclude the impact of acquisition and integration-related expenses, net, purchase accounting effects, and certain special income tax items, where applicable. • Adjusted EBITDA and adjusted EBITDA margin - The Company uses adjusted EBITDA and the ratio of adjusted EBITDA to net sales (“adjusted EBITDA margin”), at both the consolidated and segment level, as additional measures to assist in comparing its performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes are not representative of its underlying performance and to improve the comparability of results across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance. • Consolidated adjusted EBITDA is a non-GAAP measure that represents the total of net income, interest expense, net, acquisition and integration-related expenses, net, purchase accounting effects, other expense, net, income tax expense (benefit), and depreciation and amortization expense, as applicable. Consolidated adjusted EBITDA margin is a non-GAAP measure that represents the total of net income, interest expense, net, acquisition and integration-related expenses, net, purchase accounting effects, other expense, net, income tax expense (benefit), and depreciation and amortization expense, as applicable, divided by net sales for the applicable period(s). • Segment adjusted EBITDA is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, net, purchase accounting effects, and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non-GAAP measure that represents the total of segment operating income, acquisition and integration-related expenses, net, purchase accounting effects, and depreciation and amortization expense, as applicable, divided by segment net sales for the applicable period(s). Segment operating income includes all revenues, costs and expenses directly related to the segment involved. In determining segment operating income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense relates to those assets, both tangible and intangible, that are utilized by the respective segment. Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin.

Consolidated Adjusted EBITDA 16 $ millions, except % Q1 2025 Q1 2024 Net income 46.3$ 51.6$ Add: Interest expense, net 3.0 3.2 Acquisition and integration-related expenses, net 0.6 0.9 Purchase accounting effects * 0.1 - Other expense, net 0.7 0.2 Income tax expense (benefit) 15.7 (0.7) Depreciation and amortization 18.7 15.4 Consolidated adjusted EBITDA 85.1$ 70.6$ Net Sales 463.8$ 424.9$ Consolidated adjusted EBITDA margin 18.3% 16.6% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.2 million for the three months ended March 31, 2025

Segment Adjusted EBITDA 17 ESG $ millions, except % Q1 2025 Q1 2024 Operating Income 59.7$ 51.7$ Add: Acquisition and integration-related expenses 0.1 0.5 Purchase accounting effects * 0.1 - Depreciation and amortization 17.6 14.3 Adjusted EBITDA 77.5$ 66.5$ Net Sales 387.4$ 354.0$ Adjusted EBITDA margin 20.0% 18.8% SSG $ millions, except % Q1 2025 Q1 2024 Operating Income 15.8$ 13.8$ Add: Depreciation and amortization 1.0 1.0 Adjusted EBITDA 16.8$ 14.8$ Net Sales 76.4$ 70.9$ Adjusted EBITDA margin 22.0% 20.9% * Excludes purchase accounting expense effects included within depreciation and amortization of $0.2 million for the three months ended March 31, 2025